                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12


                          PILGRIM'S PRIDE CORPORATION
.............................................................................
               (Name of Registrant as Specified In Its Charter)


                          PILGRIM'S PRIDE CORPORATION
..............................................................................
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
      14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:
         .......................................................................

      2) Aggregate number of securities to which transaction applies:
         .......................................................................

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: _/
         .......................................................................

      4) Proposed maximum aggregate value of transaction:
         .......................................................................

_/ Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:
         ......................................................

      2) Form, Schedule or Registration Statement No.:
         ......................................................

      3) Filing Party:
         ......................................................

      4) Date Filed:
         ......................................................


Notes:

                          PILGRIM'S PRIDE CORPORATION

                             110 SOUTH TEXAS STREET
                             PITTSBURG, TEXAS 75686

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                     TO BE HELD WEDNESDAY, FEBRUARY 2, 1994

  The Annual Meeting of Stockholders of Pilgrim's Pride Corporation (the "Company") will be held at the Company's headquarters building, 110 South Texas Street, Pittsburg, Texas, Wednesday, February 2, 1994, at 11:00 a.m., local time, to consider the following matters:

    1. The election of ten Directors for the ensuing year;

    2. The appointment of Ernst & Young as the Company's independent auditors for the fiscal year ending October 1, 1994;

    3. To transact such other business as may be properly brought before the meeting or any adjournment. No other matters are expected to be voted on at the meeting.

  The Board of Directors has fixed the close of business on December 20, 1993, as the record date for determining stockholders of record entitled to notice of, and to vote at, the meeting.

                                            (SIGNATURE OF CLIFFORD E. BUTLER)

                                                   Clifford E. Butler
Pittsburg, Texas                             Vice Chairman, Chief Financial
January 7, 1994                                          Officer,
                                                 Secretary and Treasurer

                           YOUR VOTE IS IMPORTANT!
                PLEASE SIGN AND RETURN THE ACCOMPANYING PROXY.

                          PILGRIM'S PRIDE CORPORATION

                             110 SOUTH TEXAS STREET
                             PITTSBURG, TEXAS 75686

                             ---------------------
                                PROXY STATEMENT
                             ---------------------

                              GENERAL INFORMATION

  The Board of Directors of Pilgrim's Pride Corporation (the "Company") solicits stockholders' proxies in the accompanying form for use at the Annual Meeting of Stockholders to be held on February 2, 1994, at 11:00 A.M., local time, at the Company's headquarters at 110 South Texas Street, Pittsburg, Texas and at any adjournments thereof (the "Meeting"). This Proxy Statement, the accompanying proxy card and the Company's 1993 Annual Report to Stockholders are being mailed, beginning on or about January 7, 1994, to all stockholders entitled to receive notice of, and to vote at, the Meeting.

  The principal executive offices of the Company are located at 110 South Texas Street, Pittsburg, Texas 75686. Any writing required to be sent to the Company should be mailed to this address.

OUTSTANDING VOTING SECURITIES
  Each stockholder of record at the close of business on December 20, 1993 (the "Record Date"), will be entitled to one vote for each share of the Company's common stock held on the Record Date. The accompanying proxy card indicates the number of shares to be voted. On December 20, 1993, 27,589,250 shares of the Company's common stock were issued and outstanding.

VOTING OF PROXIES
  Because many of the Company's stockholders are unable to attend the Meeting, the Board of Directors solicits proxies by mail to give each stockholder an opportunity to vote on all items of business scheduled to come before the Meeting. Each stockholder is urged to:

  (1) read carefully the material in this Proxy Statement;

  (2) specify his or her voting instruction on each item by marking the appropriate boxes on the accompanying proxy card; and

  (3) sign, date and return the card in the enclosed, postage prepaid envelope.

  The accompanying proxy card provides a space, with respect to the election of Directors, for a stockholder to withhold voting for any or all nominees for the Board of Directors, but does not permit a stockholder to vote for any nominee not named on the proxy card. The card also allows a stockholder to abstain from voting on any item if the stockholder chooses to do so.

  When the accompanying proxy card is properly executed and returned with voting instructions with respect to any of the items to be voted upon, the shares represented by the proxy will be voted in accordance with the stockholder's directions by the persons named on the card as proxies of the stockholders. If a proxy card is signed and returned, but no specific voting instructions are given, the shares represented by the proxy card will be voted for the election of the ten nominees for Directors named on the accompanying proxy card and for the appointment of Ernst & Young as the Company's independent auditors.

  Unless otherwise indicated by the stockholder, returned proxy cards also confer upon the persons named on the card, as proxies for the stockholder, discretionary authority to vote all shares of stock represented by the proxy card on any item of business that is properly presented for action at the Meeting, even if not described in this Proxy Statement. If any of the nominees for Director named below should be unable or unwilling to accept nomination, the proxies will be voted for the election of such other person as may be recommended by the Board of Directors. The Board of Directors, however, has no reason to believe that any item of business not set forth in this Proxy Statement will come before the Meeting or that any of the nominees for Director will be unavailable for election.

  The proxy does not affect a stockholder's right to vote in person at the Meeting. If a stockholder executes a proxy, he or she may revoke it at any time before it is voted by submitting a new proxy card, or by communicating his or her revocation in writing to the Secretary of the Company or by voting by ballot at the Meeting.

VOTES REQUIRED
  The holders of at least a majority of the shares of the Company's common stock outstanding on the Record Date must be present in person or by proxy at the Meeting for the Meeting to be held. Abstentions and broker non-votes are counted in determining whether at least a majority of the shares of the Company's common stock outstanding on the Record Date are present at the Meeting. Directors will be elected by a plurality of the votes cast at the Meeting. The affirmative vote of a majority of the shares represented and entitled to vote at the Meeting is required for the appointment of the Company's independent auditors and approval of any other item of business to be voted upon at the Meeting. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. Lonnie A. "Bo" Pilgrim owned or controlled 18,007,353 shares (65.3%) of the Company's common stock on the Record Date and thus will be able to elect all of the nominees for Directors and to approve Ernst & Young as independent auditors for the Company.

STOCKHOLDER PROPOSALS FOR 1995 ANNUAL MEETING
  Under the rules of the Securities and Exchange Commission, in order to be included in the Company's Proxy Statement for the 1995 Annual Meeting of Stockholders, a stockholder proposal must be received by the Secretary of the Company no later than the close of business on September 9, 1994.

COST OF PROXY SOLICITATION
  The Company will bear the cost of the Meeting and the cost of soliciting proxies in the accompanying form, including the cost of mailing the proxy material. In addition to solicitation by mail, Directors, officers and other employees of the Company may solicit proxies by telephone or otherwise. They will not be specifically compensated for such services. The Company will request brokers and other custodians, nominees and fiduciaries to forward proxies and proxy soliciting material to the beneficial owners of the Company's common stock and to secure their voting instructions, if necessary. The Company will reimburse them for the expenses in so doing.

BOARD OF DIRECTORS
  The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company. However, it is not involved in day-to-day operating details. Members of the Board are kept informed of the Company's business through discussions with the Chairman and other officers, by reviewing analyses and reports sent to them each month, as well as by participating in Board and committee meetings.

BOARD COMMITTEES
  To assist in carrying out its duties, the Board of Directors has delegated certain authority to the Audit and Compensation Committees. The members of the Audit Committee are Robert E. Hilgenfeld, Vance C. Miller and James G. Vetter, Jr. The members of the Compensation Committee are Lonnie A. "Bo" Pilgrim, Robert E. Hilgenfeld, Vance C. Miller, James G. Vetter, Jr. and Donald L. Wass. Each Committee meets to examine various facets of the Company's operations and take appropriate action or make recommendations to the Board of Directors. The Audit Committee's responsibilities include making recommendations to the Board of Directors regarding the selection of independent public accountants and reviewing the plan and results of the audit performed by the public accountants of the Company and the adequacy of the Company's systems of internal accounting controls, and monitoring compliance with the Company's conflicts of interest and business ethics policies. The Compensation Committee reviews the Company's remuneration policies and practices and establishes the salaries of the Company's officers.

MEETINGS
  During the Company's fiscal year ending October 2, 1993, there were six meetings of the Board of Directors, two meetings of the Audit Committee, and one meeting of the Compensation Committee. Each member of the Board of Directors attended at least 75% of the aggregate number of meetings of the Board and Board Committees on which the Director served.

                             ELECTION OF DIRECTORS

  At the meeting, ten Directors are to be elected, each to hold office for one year or until his successor is duly elected and qualified. It is intended that the shares represented by the enclosed proxy will be voted for the election of the ten nominees named below. The Board of Directors has no reason to believe that any nominee will be unable to serve if elected. In the event any nominee shall become unavailable for election, it is intended that such shares will be voted for the election of a substitute nominee selected by the Board of Directors.
                             NOMINEES FOR DIRECTOR

  The following information sets forth the name and principal occupation of each Director and nominee for Director, his age, his position with the Company and the date he first became a Director and an executive officer.

  LONNIE A. "BO" PILGRIM, 65, has served as Chairman of the Board and Chief Executive Officer since the organization of the Company in 1968. Prior to the incorporation of the Company, Mr. Pilgrim was a partner in the Company's predecessor partnership business founded in 1945.

  CLIFFORD E. BUTLER, 51, has been employed by the Company since 1969. He has been a Director of the Company since 1969, was named Senior Vice President of Finance in 1973, and became Chief Financial Officer and Vice Chairman of the Board in July 1983.

  LINDY M. "BUDDY" PILGRIM, 39, has been employed by the Company as President of U.S. Operations, Sales and Marketing since April 1983, and was elected a Director on March 8, 1993. Up to October 1990, Mr. Pilgrim was employed by the Company for twelve years in marketing and nine years in operations. From October 1990 to April 1993, he was President of Integrity Management Services, Inc., a consulting firm to the poultry industry. He is a nephew of Lonnie A. "Bo" Pilgrim.

  MONTY K. HENDERSON, 46, has been President and Chief Operating Officer of the Company since August 7, 1992. He was previously a Senior Vice President, Arkansas Complex Manager for the Company for ten years. Prior to that he was employed by Mountaire Corporation of DeQueen, Arkansas until it was acquired by the Company in 1981. He has been a Director of the Company since September 30, 1992.

  JAMES J. MINER, PH.D., 65 has been employed by the Company and its predecessor partnership since 1966 and has a been a Senior Vice President responsible for live production and feed nutrition and a Director since the incorporation of the Company in 1968.

  LONNIE KEN PILGRIM, 35, has been employed by the Company since 1977 and has served the Company as its Director of Transportation and as a member of the Board of Directors since March 1985. He is the son of Lonnie A. "Bo" Pilgrim.

  JAMES G. VETTER, JR., 59, has practiced law in Dallas, Texas since 1966. He is a member of the Dallas law firm of Godwin & Carlton, P.C., and has served as general counsel and a Director since 1981. Mr. Vetter is a Board Certified-Tax Law Specialist and serves as a lecturer and author in tax matters.

  ROBERT E. HILGENFELD, 68, was elected a Director in September 1986. Mr. Hilgenfeld was Senior Vice President--Marketing/Processing for the Company from 1969 to 1972 and for seventeen years prior to that worked in various sales and management positions for the Quaker Oats Company. From 1972 until April 1986, he was employed by Church's Fried Chicken Company ("Church's") as Vice President--Purchasing Group, Vice President and Senior Vice President. He was elected a Director of Church's in 1985 and retired from Church's in April 1986. Since retirement he has served as a consultant to various companies including the Company.

  VANCE C. MILLER, 59, was elected a Director in September 1986. Mr. Miller has been Chairman of Vance C. Miller Interests, a real estate company formed in 1977 and has served as the Chairman of the Executive Committee and as a director of Henry S. Miller Co., a real estate brokerage firm, since 1980.

  DONALD L. WASS, PH.D., 61, was elected a Director of the Company in May 1987. He has been President of the William Oncken Company of Texas, a time management consulting company, since 1970.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
  During fiscal 1993, the members of the Company's Compensation Committee were:
Lonnie A. "Bo" Pilgrim, Robert E. Hilgenfeld, Vance C. Miller, James G. Vetter, Jr. and Donald L. Wass.

  The Company has been and continues to be a party to certain transactions with Lonnie A. "Bo" Pilgrim and a law firm affiliated with James G. Vetter, Jr. These transactions, along with all other transactions between the Company and affiliated persons, require the prior approval of the Audit Committee of the Board of Directors.

  The Company's transactions with Lonnie A. "Bo" Pilgrim, Chairman of the Board and Chief Executive Officer of the Company, have allowed the Company to obtain the use of required production facilities and equipment on terms which management believes are not less favorable to the Company than could have been arranged with unaffiliated persons. Since 1985, Lonnie A. "Bo" Pilgrim, Chairman of the Board and Chief Executive Officer of the Company, has engaged in chicken grow-out operations with the Company which involve the purchase of chicks, feed and veterinary and technical services from the Company and the growing-out of chickens to maturity at which time they are purchased by the Company. Chicks, feed and services are purchased from the Company for their fair market value, and the Company purchases the mature chickens from Mr. Pilgrim at market-quoted prices at the time of purchase. Management of the Company believes that this operation is conducted on terms not less favorable than those which could be arranged with unaffiliated persons. During fiscal year 1993, the Company paid Mr. Pilgrim, doing business as Pilgrim Poultry G.P. ("PPGP"), $8,275,000 for chickens produced in his grow-out operations, and PPGP paid the Company $8,298,000 for chicks, feed and services. Lonnie A. "Bo" Pilgrim is the sole proprietor of PPGP.

  PPGP also produces eggs for the Company. In addition to the chicken grow-out operations described above, PPGP contracts with the Company to house and care for Company flocks used for egg production and is paid an egg grower fee based on actual production. The egg grower contract between PPGP and the Company renews automatically as each expended flock of laying hens is replaced by a new flock. The contract is cancelable by either party at any time prior to the time when the then current producing flock is 48 weeks old. Flocks are normally replaced every 14 months. Management of the Company believes that these relationships are on terms not less favorable to the Company than those which could be arranged with unaffiliated persons. During fiscal year 1993 the Company paid contract egg growers' fees to PPGP of $4,739,000.

  Since 1985, the Company has leased an airplane from Mr. Pilgrim under a lease agreement which provides for monthly lease payments of $33,000 plus operating expenses, which terms management of the Company believes to be substantially similar to those obtainable from unaffiliated parties. During fiscal 1993, the Company had lease expenses of $396,000 and operating expenses of $108,000 associated with the use of this airplane.

  Historically, much of the Company's debt has been guaranteed by the major stockholders of the Company. In consideration of such guarantees, the Company has paid such stockholders a quarterly fee equal to .25% of the average aggregate outstanding balance of such guaranteed debt. During fiscal 1993, the Company incurred $1,192,000 for such guarantees and as of fiscal year-end had paid $425,000 to Lonnie A.

"Bo" Pilgrim and $25,000 to each of his three children (including Lonnie Ken Pilgrim, a Director of the Company).

  Godwin & Carlton, P.C., has represented and currently represents the Company in connection with a variety of legal matters. James G. Vetter, Jr., is a Director of the Company and is an Executive Vice President of Godwin & Carlton, P.C. During fiscal year 1993, the Company paid Godwin & Carlton, P.C., legal fees of $284,000 in connection with such matters.

  Mr. Hilgenfeld, a member of the Company's Compensation Committee, served as an officer of the Company prior to 1973.

                                  COMPENSATION

EXECUTIVE COMPENSATION
  The following table sets forth a summary of compensation paid to the Company's Chief Executive Officer and its four other most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                           ANNUAL COMPENSATION
                                    ---------------------------------
                                                           OTHER            ALL
                             FISCAL                       ANNUAL           OTHER
NAME AND PRINCIPAL POSITION   YEAR   SALARY   BONUS   COMPENSATION(A) COMPENSATION(B)
- - ---------------------------  ------ -------- -------- --------------- ---------------
Lonnie A. Pilgrim.......      1993  $341,192 $298,669     $  --           $    52
 Chairman of the Board
 and                          1992   312,000  100,000        --                52
 Chief Executive Officer      1991   226,890   90,522        --             1,659
Cliff Butler............      1993   208,619  182,594      5,244              312
 Vice Chairman of the         1992   200,200  100,000      5,009              312
 Board and Chief              1991   176,664   71,315      4,385            1,392
 Financial Officer,
 Secretary and Treasurer
Monty Henderson.........      1993   208,619  182,594      3,849              312
 President and Chief          1992   138,100      --       2,550              312
 Operating Officer            1991   117,576   47,480      2,600              900
Lindy M. Pilgrim........      1993   144,000  144,000      3,450              138
 President of U.S.            1992       --       --         --               --
 Operations and Sales &       1991       --       --         --               --
 Marketing
David Van Hoose.........      1993   131,500  115,043      2,953           33,312
 President, Mexican           1992   130,000      --       2,000           24,312
 Operations                   1991   117,850   47,480      2,080           24,000

- - ---------------------
(a) Represents the Company's contributions under the Employee Stock Investment Plan under which eligible employees may authorize payroll deductions of up to 7 1/2% of their base salary and the Company will contribute an amount equal to 33 1/3% of such deductions, all to be invested in common stock of the Company with purchase commission paid by the Company to the Plan's administrator, Shearson Lehman Hutton, Inc.
(b) Represents the Company's contributions under its qualified non-contributory profit-sharing plan (which was converted into the section 401(k) Salary Deferral Plan on July 1, 1991) and its Section 401(k) Salary Deferral Plan and foreign housing allowances.

DIRECTORS' FEES
  The Company pays its Directors who are not employees of the Company $4,000 per meeting attended, plus expenses.

                        REPORT OF COMPENSATION COMMITTEE

  The Compensation Committee establishes executive compensation and oversees the administration of the bonus plan for key members of management and the Company's employee benefit plans.

  In accordance with recently adopted rules designed to enhance disclosure of the Company's policies toward executive compensation, the following is a report submitted by the Compensation Committee members in their capacity as the Board's Compensation Committee, addressing the Company's compensation policy as it related to the named executive officers for fiscal 1993.

PERFORMANCE MEASURES
  The Compensation Committees' establishment of annual executive compensation is a subjective process in which the Committee considers many factors including the Company's performance as measured by earnings for the year, each executive's specific responsibilities, the contribution to the Company's profitability by each executive's specific areas of responsibility and the executive's length of time with the Company.

FISCAL 1993 COMPENSATION
  For fiscal 1993, the Company's executive compensation program consisted of
(a) base salary, (b) a bonus based upon the performance measurements described above and bonus plan described below, (c) Company contributions to the Company's 401(k) salary deferral plan which are made up of mandatory contributions of one dollar per week and matching contributions of up to five dollars per week and additional matching contributions of up to four percent of an executive's compensation subject to an overall Company contribution limit of five percent of income before taxes and (d) Company contributions to the Employee Stock Investment Plan in an amount equal to 33 1/3 percent of the officers' payroll deduction for purchases of the Company's common stock under the plan, which deductions are limited to 7 1/2 percent of the officer's base pay.

  In establishing the fiscal 1993 compensation of Lonnie A Pilgrim, the Company's Chief Executive Officer, the compensation committee took particular note of the record earnings in fiscal 1993.

  The Company's objective is to obtain financial performance that achieves increased return on equity, sales volume, earnings per share and net income. The performance oriented nature of the Company's compensation program is exemplified by the increase in earnings between fiscal 1992 and 1993 and the related increased bonuses paid to the Company's Chief Executive Officer and Chief Financial Officer.

  The Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and shareholder interests.

  The Company maintains a bonus plan which provides for 5% of the Company's income before income taxes to be allocated among certain key members of management. Such amount is allocated among all plan participants based upon the ratio of each participant's salary to the aggregate salaries of all participants and the number of months of the fiscal year the participant was approved for participation. Currently, there are 13 participants in the plan, including the Chairman of the Board, the President, U.S. Operations Sales and Marketing, the President and Chief Operating Officer, the Chief Financial Officer, Senior Vice Presidents and two other designated key employees. Participants may be added or removed from the plan at the discretion of the Compensation Committee. Participants must continue to be employed by the Company on January 1 following the end of a fiscal year in order to be paid a bonus with respect to that year. Bonuses are typically paid during the January following the fiscal year with respect to which the bonus has been granted.

                                          Lonnie A. "Bo" Pilgrim
                                          Robert E. Hilgenfeld
                                          Vance C. Miller
                                          James G. Vetter, Jr.
                                          Donald L. Wass

                              COMPANY PERFORMANCE

  The following graph shows a five year comparison of cumulative total returns for the Company, the Russell 2000 composite index and an index of peer companies selected by the Company.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
   AMONG PILGRIM'S PRIDE CORPORATION, THE RUSSELL 2000 INDEX AND A PEER GROUP
                          [PERFORMANCE GRAPH TO COME]

S T A R Services, Inc.                           Total Return - Data Summary

                                      Cumulative Total Return
                           -----------------------------------------
                           10/88   9/89   9/90   9/91   9/92   10/93
Pilgrims Pride Corp         100     162    97     115    108    140
Peer Group                  100     152    91     101    108    152
Russell 2000                100     122    89     128    140    187

  The total cumulative return on investment (change in the year end stock price plus reinvested dividends) for each of the periods for the Company, the Russell 2000 composite index and the peer group is based on the stock price or composite index at the end of fiscal 1988.

  The above graph compares the performance of the Company with that of the Russell 2000 composite index and a group of peer companies with the investment weighted on market capitalization. Companies in the peer group are as follows:
Golden Poultry Company, Inc., Hudson Foods, Inc., Sanderson Farms, Inc., Cagles, Inc. and the Company. These companies were approved by the Compensation Committee.

                           CERTAIN OTHER TRANSACTIONS

  The Company has entered into chicken grower contracts involving farms owned by certain of its officers, providing the placement of Company-owned flocks on their farms during the grow-out phase of production. The contracts are on terms substantially the same as contracts entered into by the Company with unaffiliated parties and can be terminated by either party upon completion of the grow-out of each flock. The aggregate amounts paid by the Company to its officers and Directors under grower contracts during the fiscal year 1993 were as follows: Clifford E. Butler--$190,022, James J. Miner--$186,647 and Monty K. Henderson--$5,418. See "Compensation Committee Interlocks and Insider Participation" for a discussion of the Company's transactions with Lonnie A. "Bo" Pilgrim, Lonnie Ken Pilgrim and Mr. Vetter.

  On June 25, 1992, the Company sold 5 million shares of its common stock to Archer-Daniels-Midland Company ("ADM") for $30 million, or $6.00 per share. See "Security Ownership" below for ADM's current ownership. ADM is one of several vendors selling feed ingredients to the Company in the ordinary course of business. Between September 26, 1992, and October 2, 1993, the Company purchased $37.8 million of feed ingredients from ADM. The Company purchases such feed at prices based on the quoted market prices for such ingredients.

                               SECURITY OWNERSHIP

  The following table sets forth, as of December 10, 1993, certain information with respect to the beneficial ownership of the Company's common stock by (i) each stockholder beneficially owning at least 5% of the Company's outstanding common stock; (ii) each director of the Company who is a stockholder of the Company; (iii) each of the executive officers listed in the executive compensation table who is a stockholder of the Company; and (iv) all executive officers and directors of the Company as a group.

                                                           AMOUNT AND
                                                           NATURE OF  PERCENT
                                                           BENEFICIAL   OF
   NAME OF BENEFICIAL OWNERS                               OWNERSHIP   CLASS
   -------------------------                               ---------- -------
Lonnie A. "Bo" Pilgrim(a)(b)(c)(d)(e)....................  18,007,353  65.3%
 110 South Texas Street
 Pittsburg, Texas 75686
Archer-Daniels-Midland Company(f)........................   5,514,900  20.0
 P.O. Box 1470
 Decatur, Illinois
Lonnie Ken Pilgrim(a)(c)(d)..............................     521,647   1.9
Clifford E. Butler(d)....................................      16,729   (g)
Lindy M. "Buddy" Pilgrim.................................       3,858   (g)
Monty K. Henderson(d)....................................      12,122   (g)
David Van Hoose(d).......................................      12,989   (g)
James J. Miner(d)........................................       6,867   (g)
James G. Vetter, Jr. ....................................       1,450   (g)
Donald L. Wass...........................................         100   (g)
All executive officers and directors as a group (18) per-  18,080,993  65.5%
 sons....................................................

- - ---------------------
(a) Includes 60,387 shares held of record by Pilgrim Family Trust I, an irrevocable trust dated June 16, 1987, for the benefit of Lonnie A. "Bo" Pilgrim's surviving spouse and children, of which Lonnie Ken Pilgrim and Patty R. Pilgrim, Lonnie A. "Bo" Pilgrim's wife, are co-trustees, and 60,386 shares held of record by Pilgrim Family Trust II, an irrevocable trust dated December 23, 1987, for the benefit of Lonnie A. "Bo" Pilgrim and his children, of which Lonnie A. "Bo" Pilgrim and Lonnie Ken Pilgrim are co-trustees. Mr. Lonnie A. "Bo" Pilgrim disclaims any beneficial interest in the shares held by his children.

(b) Includes 369,035 shares owned of record and beneficially by each of Mr. Lonnie A. "Bo" Pilgrim's three adult children, including Lonnie Ken Pilgrim, a Director of the Company whose shares are also shown separately. Lonnie A. "Bo" Pilgrim disclaims any beneficial interest in the shares held by his three adult children.
(c) Includes 38,650 shares held in four trusts dated December 15, 1989, and December 21, 1992, for the benefit of Mr. Lonnie A. "Bo" Pilgrim's four minor grandchildren. Mr. Lonnie A. "Bo" Pilgrim disclaims any beneficial interest in the shares held by his four minor grandchildren.
(d) Includes shares held in trust by the Company's 401(k) Salary Deferral Plan.
(e) 6.6 million shares owned by Mr. Lonnie A. "Bo" Pilgrim are pledged to secure a "no loss guarantee" expiring on July 8, 1995 which was given to ADM on June 25, 1992 in connection with their purchase of the Company's common stock.
(f) As reported in its Statement of Changes in Beneficial Ownership on Form 4 dated December 1, 1993.
(g) Less than 1%.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of the Company's common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  Based on its review of the copies of such forms received by it, the Company believes that all filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

                  ITEM 2. APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors recommends the appointment of Ernst & Young as the Company's independent auditors for the 1994 fiscal year. This firm of certified public accountants has served as independent auditors of the Company pursuant to annual appointment by the Board of Directors since 1969 except for 1982 and 1983.

  Representatives of Ernst & Young are expected to be present at the Meeting and to be available to respond to appropriate questions. They will be given the opportunity to make a statement if they wish to do so.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF ERNST & YOUNG AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL YEAR 1994.

FINANCIAL STATEMENTS AVAILABLE

  FINANCIAL STATEMENTS FOR THE COMPANY ARE INCLUDED IN THE ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR 1993. ADDITIONAL COPIES OF THESE STATEMENTS, AS WELL AS FINANCIAL STATEMENTS FOR PRIOR YEARS AND THE ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, MAY BE OBTAINED WITHOUT CHARGE FROM THE SECRETARY OF THE COMPANY, 110 SOUTH TEXAS STREET, PITTSBURG, TEXAS 75686. FINANCIAL STATEMENTS ARE ALSO ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, WASHINGTON, D.C. 20549, AND THE NEW YORK STOCK EXCHANGE.

                                 OTHER BUSINESS

  The Board of Directors is not aware of, and it is not anticipated that there will be presented to the Meeting, any business other than the election of Directors and the proposal to appoint Ernst & Young independent auditors described above. If other matters properly come before the Meeting, the persons named on the accompanying proxy card will vote the returned proxies as the Board of Directors recommends.

  Please date, sign and return the proxy at your earliest convenience. A prompt return of your proxy will be appreciated as it will save the expense of further mailing.

                                           By order of the Board of Directors

                                            (SIGNATURE OF CLIFFORD E. BUTLER)

                                                   Clifford E. Butler
                                             Vice Chairman, Chief Financial
                                             Officer Secretary and Treasurer

Pittsburg, Texas
January 7, 1994

                                                               [ X ] Please mark
                                                                     your votes
                                                                       as this

                    ----------
                      COMMON


   1. ELECTION OF DIRECTORS:

        FOR all nominees       TO WITHHOLD
        listed at right         AUTHORITY
       (except as marked     to vote for all
        to the contrary)     nominees listed
                                 at right
           [   ]                  [   ]

       Lonnie A. Pilgrim       James J. Miner             Robert E. Hilgenfeld
       Clifford E. Butler      Lonnie Ken Pilgrim         Vance C. Miller
       Lindy M. Pilgrim        James G. Vetter, Jr.       Donald L. Wass
       Monty K. Henderson

       (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

       -------------------------------------------------

   2. The appointment of Ernst & Young as independent auditors for the Company for the fiscal year.

               FOR     AGAINST     ABSTAIN
              [   ]     [   ]       [   ]

- - -------------------------------------------------------------------------------

   3. In their discretion such other business as may properly come before the Annual Meeting.


                           UNLESS OTHERWISE SPECIFIED ON THIS PROXY, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF MANAGEMENT'S NOMINEES FOR DIRECTORS AND "FOR" PROPOSAL 2 ABOVE. DISCRETION WILL BE USED WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.


                           ----------------------------------------------------
                           Date


                           ----------------------------------------------------
                           Signature of Stockholder


                           ----------------------------------------------------
                           Signature if held jointly


                           Please date this proxy and sign your name exactly as it appears hereon. Persons signing in a representative capacity should indicate their capacity. A proxy for shares held in joint ownership should be signed by each owner.



             Please Execute This Proxy and Return Promptly in the
                   Enclosed Self-Addressed Stamped Envelope.

                          Pilgrim's Pride Corporation
                            110 South Texas Street
                            Pittsburg, Texas 75686



          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.



     The undersigned hereby appoints Lonnie A. Pilgrim and Clifford E. Butler, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and to vote, as designated below, all the shares of Common Stock of Pilgrim's Pride Corporation held of record by the undersigned on December 20, 1993 at the Annual Meeting of Stockholders to be held on February 2, 1994 or any adjournment thereof.



                                                       (Continued on other side)